EXHIBIT 99.1

For Immediate Release

Contact:
Michele Boudreau
Caliper Life Sciences
650 623 0305

Caliper Life Sciences Reports Third Quarter 2004 Financial Results

-Net Loss Narrows to $5.1 Million; Merck, J&J, Taisho Adopt Microfluidic Screening Platform-

HOPKINTON, MA, November 4, 2004 — Caliper Life Sciences, Inc. (Nasdaq: CALP) today announced its third quarter financial results for 2004. For the quarter ended September 30, 2004, total revenues were $20.2 million. Net loss for the quarter was $5.1 million, or $0.17 per share.

Cash, cash equivalents and short-term marketable securities as of September 30, 2004 totaled $49.1 million versus $52.9 million as of June 30, 2004 and $66.7 million as of December 31, 2003.

“Once again we met our quarterly financial targets, including our revenue projection, which keeps us on track to meet our full-year revenue and year-end cash goals,” commented Kevin Hrusovsky, President and CEO at Caliper. “This progress gives us confidence that we are well-positioned to meet our goal of being cash-flow breakeven from operations in the fourth quarter of 2005.”

The company also reported that over the last three months, Merck & Co., Inc., Johnson & Johnson, and the Japanese company Taisho Pharmaceutical Co., Ltd each purchased LabChip® 3000 drug discovery systems for the first time. These companies join a growing list of major pharmaceutical and biotechnology customers who have adopted microfluidics-based drug discovery, with 12 of the top 20 pharmaceutical companies now using Caliper screening systems at one or more sites.

Aventis and Pfizer also made recent purchases of LabChip 3000 systems, adding to their existing investment in microfluidic screening. Caliper cites these and the new placements announced today as signs of continuing progress in its key business initiative to drive adoption of its proprietary microfluidics technology by the life sciences industry.

According to Mr. Hrusovsky, the recent purchases of LabChip 3000 systems are consistent with the company’s expectations for the year. “Our installed base of LabChip microfluidic screening systems has continued to expand in two different ways — purchases of systems by new customers and purchases of additional systems by existing customers,” said Hrusovsky. “It is exciting when new customers such as Merck and Johnson & Johnson adopt our microfluidic screening systems in their drug discovery programs because this tells us that word is spreading about the ability of our microfluidics platforms to impact drug discovery. Even more encouraging is when existing users such as Pfizer and Aventis acquire additional systems, because it validates the compelling value of our LabChip 3000 systems.”

Caliper will webcast its third quarter results conference call starting at 5:00 pm ET today. Participants should visit http://www.fulldisclosure.com several minutes prior to the call and follow the instructions provided.

An audio replay of the conference call will be available for approximately 7 days after the completion of the call. To access the replay, visit the events calendar page in the investor relations section of Caliper’s website at www.caliperLS.com.

About Caliper Life Sciences
 Caliper Life Sciences uses its advanced liquid handling and LabChip technologies to create leading edge tools that accelerate drug discovery and enable diagnosis of disease. Caliper headquarters are located in Hopkinton, MA, with R&D, operations and manufacturing facilities for LabChip devices in Mountain View, CA, and direct sales, service and applications support throughout the world. Caliper customers and partners include many of the largest pharmaceutical, biotechnology, and life sciences companies. For more information, please visit Caliper’s web site at www.caliperLS.com.

Cautionary and Forward-Looking Statements
 During the third quarter of 2003, Caliper acquired Zymark in a transaction accounted for as a purchase. As a result, Caliper does not believe that a comparison of the financial results of the third quarter of 2004 with those of the third quarter of 2003, without a thorough understanding of the purchase accounting adjustments recorded in connection with the transaction, provides a meaningful comparison.

The statements in this press release regarding Caliper’s expectations that it will meet its full-year revenue and year-end cash goals for 2004 and that it will be cash flow breakeven from operations in the fourth quarter of 2005 are forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including the risks that unexpected difficulties may be encountered in the development of new or improved products with collaboration partners and Caliper’s expectations regarding market acceptance and demand for its products and services may not materialize if capital spending by Caliper’s customers declines, or if competitors introduce new competitive products. Further information on risks faced by Caliper are included in risks detailed under the caption “Factors Affecting Operating Results” in Caliper’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2004. This SEC filing is available on a web site maintained by the SEC at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call to reflect any change in Caliper’s expectations with regard to these statements or any change in events, conditions, or circumstances on which any such statements are based.

LabChip is a registered trademark of Caliper Life Sciences, Inc.

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CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues:
Product revenue	$14,759	$11,410	$39,753	$18,339
Service revenue	3,438	2,566	10,079	2,635
License fees and contract revenue	1,984	2,547	6,203	7,039

Total revenue	20,181	16,523	56,035	28,013
Costs and expenses:
Cost of product revenue	9,209	7,635	26,321	12,395
Cost of service revenue	1,792	1,020	5,076	1,020
Research and development	5,287	8,765	17,022	26,068
Acquired research and development	—	—	1,010	—
Selling, general and administrative	7,641	7,777	24,004	18,016
Stock-based compensation, net (1)	475	117	2,405	457
Amortization of intangible assets	936	1,396	2,879	1,396
Restructuring charges	—	774	2,218	1,096

Total costs and expenses	25,340	27,484	80,935	60,448

Operating loss	(5,159)	(10,961)	(24,900)	(32,435)
Interest income, net	129	655	465	2,653
Other income (expense), net	(21)	189	(64)	155

Loss before income taxes	(5,051)	(10,117)	(24,499)	(29,627)
Provision for income taxes	(78)	(31)	(140)	(31)

Net loss	$(5,129)	$(10,148)	$(24,639)	$(29,658)

Net loss per share, basic and diluted	$(0.17)	$(0.37)	$(0.85)	$(1.15)
Shares used in computing net loss per common share, basic and diluted	29,508	27,721	29,071	25,769

(1) Stock-based compensation, net, pertains to employees employed in the following areas:
Cost of Product Revenue	$37	$—	$150	$—
Research and Development	91	31	388	119
Selling, General and Administrative	347	86	1,868	338

Total	$475	$117	$2,406	$457

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$6,069	$8,889
Marketable securities	43,050	57,828
Accounts receivable, net	11,715	9,506
Inventories	12,006	11,580
Prepaid expenses and other current assets	2,366	3,451

Total current assets	75,206	91,254
Property and equipment, net	6,571	9,106
Notes receivable from employee director	144	178
Developed technology, net	10,855	13,002
Intangible assets, net	2,836	3,407
Goodwill	47,215	47,262
Security deposits and other assets, net	3,431	3,827

Total assets	$146,258	$168,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,048	$3,212
Accrued compensation	5,993	4,148
Other accrued liabilities	7,475	8,689
Deferred revenue and customer deposits	6,928	7,063
Current portion of long-term obligations	370	377
Current portion of sale-leaseback arrangements	587	1,521

Total current liabilities	24,401	25,010
Other non-current liabilities	6,932	8,229
Stockholders’ equity:
Preferred stock	—	—
Common stock	30	28
Additional paid-in capital	277,571	271,232
Deferred stock compensation	(3,025)	(1,808)
Accumulated deficit	(159,733)	(135,093)
Accumulated other comprehensive income	82	438

Total stockholders’ equity	114,925	134,797

Total liabilities and stockholders’ equity	$146,258	$168,036